CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                  LEXON, INC.

                        246,667 Shares at $3.00 per Share

      Lexon, Inc. ("Lexon") is offering 246,667 shares ("Shares") of its Common Stock, par value $0.001 per share, to qualified investors acceptable to Lexon in its sole discretion, for $3.00 per share, a price determined arbitrarily by Lexon. Lexon is a development stage company that owns an exclusive license to manufacture and market a screening test kit that identifies colon, ovarian and testicular cancer. The Offering is made in reliance upon an exemption from registration provided by Regulation D, Rule 504 of the Securities and Exchange Commission. The Shares are eligible for trading in the Over the Counter Market under the symbol "LXXN". There is no assurance that a liquid market for the shares will develop or, if developed, that it will be maintained. Consequently, a purchaser of the Shares may be unable to sell the Shares when desired and may have to hold the Shares indefinitely.

     INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. A PROSPECTIVE PURCHASER MAY LOSE HIS TOTAL INVESTMENT. SEE "RISK FACTORS" AND "DILUTION".

     THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY, NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                Estimated        Net Proceeds
                              Purchase             Broker              to the
                                 Price      Commissions(1)          Company(2)

 Per Share.....................  $3.00               $0.60              $2.40


 Total........................$740,000            $148,000           $592,000


                        (See footnotes on following page)

                                   LEXON, INC.
                        8908 South Yale Avenue, Suite 409
                              Tulsa, Oklahoma 74137
                            Telephone (918) 492-4125
                               Fax (918) 492-2560

            The date of this Offering Memorandum is November 6, 1998

Footnotes from previous page

(1) No commissions will be paid in connection with sales made directly by the officers and directors of Lexon. However, Shares may be sold by broker-dealers and members of the National Association of Securities Dealers, Inc. With respect to these sales, a commission of 10% will be paid. Additional compensation in the form of (a) a non-accountable expense allowance equal to 6% of the gross proceeds from sales made by such persons and (b) a due diligence fee of 4% of the gross proceeds may also be paid. The table assumes all Shares will be sold through such persons.

(2) Before deducting expenses payable by Lexon in connection with this Offering estimated at $20,000. These expenses relate primarily to filing fees, printing, legal and accounting expenses.




                                LEXON HIGHLIGHTS

     In June, 1998, Lexon raised $250,410 through the sale of 125,205 shares of Common Stock at $2.00 per Share, pursuant to an Offering dated May 18, 1998. Since then, the following events have occurred:

     1. Gentest, Inc. merged into Lexon, Inc. on July 8, 1998, and Lexon paid $471,500 to complete the merger.

     2. Lexon secured a License Agreement with North Shore University Hospital covering the cancer screening test development by Dr. Tabibzadeh.

     3. Lexon completed an audit of its financial statements as of July 31, 1998.

     4. Lexon filed its application under Rule 15(c) 2-11 seeking authority to allow its Common Stock to trade in the Over the counter market.

     5. Lexon Common Stock was approved for trading on October 27, 1998. Lexon's stock symbol is "LXXN".

     6. Lexon has been advised by officials at USF that the U.S. Patent and Trademark Office has verbally advised that its patent application covering the cancer screening process will be issued by December 31, 1998.

     7. Lexon has learned, but not confirmed, that it is likely that no FDA approval will be required for the commercial sale of the test kit developed by Dr. Tabibzadeh to be used by medical laboratories. If true, the test kit could be available commercially by early 2000.

     THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM IS PROVIDED BY LEXON, INC. SOLELY FOR THE PERSONS RECEIVING IT, AND REPRODUCTION OR DISTRIBUTION TO OTHERS, IN WHOLE OR IN PART, IS PROHIBITED WITHOUT LEXON'S PRIOR WRITTEN CONSENT.

     THE  SHARES  ARE  BEING   OFFERED   SUBJECT  TO  PRIOR  SALE,   WITHDRAWAL,
CANCELLATION OR MODIFICATION WITHOUT NOTICE AND FURTHER CONDITIONS SET FORTH HEREIN.

     INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR A DISCUSSION OF THOSE MATTERS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

     THERE IS NO PUBLIC OR OTHER MARKET FOR THE SHARES OFFERED HEREBY, NOR IS THERE ANY ASSURANCE THAT SUCH A MARKET WILL EVER DEVELOP. FOR THIS REASON AND BECAUSE THE SHARES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS, AN INVESTOR WILL BE REQUIRED TO RETAIN OWNERSHIP OF THE SHARES ACQUIRED HEREUNDER AND BEAR THE ECONOMIC RISK OF HIS INVESTMENT FOR AN INDEFINITE PERIOD.

     THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY LEXON, ITS MANAGEMENT, AUTHORIZED REPRESENTATIVES OR ANY OTHER PERSON IN ANY JURISDICTION IN WHICH AN OFFERING OR SOLICITATION IS UNLAWFUL OR UNAUTHORIZED.

     THIS MEMORANDUM IS INTENDED TO FURNISH INFORMATION TO THE PROPOSED INVESTOR WITH RESPECT TO THE INVESTMENT DESCRIBED. IN CONSIDERING THIS INVESTMENT, EACH PROPOSED INVESTOR MUST EVALUATE FOR HIMSELF OR HERSELF ITS MERITS AND RISKS OR RETAIN THE SERVICES OF ANOTHER PERSON WHO HAS SUFFICIENT KNOWLEDGE AND EXPERTISE TO EVALUATE SUCH MERITS AND RISKS. LEXON RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUBSCRIPTIONS TO PURCHASE SHARES OFFERED HEREBY AND RESERVES THE RIGHT TO TERMINATE THIS OFFERING AT ANY TIME.

     EXCEPT AS SET FORTH UNDER "ADDITIONAL INFORMATION", NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR FURNISH ANY INFORMATION CONCERNING
LEXON OR THE SHARES OFFERED HEREBY OTHER THAN THE REPRESENTATIONS AND INFORMATION SET FORTH IN THIS MEMORANDUM, AND IF MADE OR FURNISHED, SUCH OTHER REPRESENTATIONS OR INFORMATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LEXON. LEXON SHALL MAKE AVAILABLE TO EACH PROSPECTIVE INVESTOR, OR THE INVESTOR'S REPRESENTATIVE, DURING THIS OFFERING AND PRIOR TO THE SALE OF ANY SHARES, ALL INFORMATION WHICH MAY BE DEEMED RELEVANT TO THIS OFFERING OR NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED HEREIN, AND LEXON SHALL PROVIDE ALL PROSPECTIVE INVESTORS THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM LEXON CONCERNING ANY ASPECT OF THE OFFERING AND AN INVESTMENT IN THE SHARES.

                                TABLE OF CONTENTS


SUMMARY OF THE OFFERING...................................................5


USE OF PROCEEDS...........................................................6


LEXON.....................................................................6


MARKET AND INDUSTRY INFORMATION...........................................8


DILUTION..................................................................9


DIRECTORS AND OFFICERS...................................................10


PRINCIPAL SHAREHOLDERS...................................................11


DESCRIPTION OF SECURITIES................................................11


PLAN OF DISTRIBUTION.....................................................12


ADDITIONAL INFORMATION...................................................13


FINANCIAL INFORMATION....................................................14


RISK FACTORS.............................................................20


SUBSCRIPTION AGREEMENT...................................................23

                             SUMMARY OF THE OFFERING

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this Offering Memorandum. Each prospective investor is urged to read this Offering Memorandum in its entirety before making a decision to invest in the Shares offered hereby.

     Lexon. Lexon, Inc., an Oklahoma corporation ("Company"), is a development stage corporation organized in December, 1997 to identify and commercialize proprietary medical biotechnology opportunities.

     Lexon owns an exclusive worldwide license to develop, manufacture, obtain FDA approval for, if required, and market a cancer screening test kit for detecting the protein TGF-(beta)4 (ebaf), which allows for early, non-invasive diagnosis of certain types of colon, ovarian and testicular cancers. There is no assurance that the cancer screening test kit, if successfully developed, will receive FDA approval, if required, or will be accepted in the medical marketplace.

     The Offering. The offering is intended to comply with Rule 504 of SEC Regulation D. Lexon is offering 246,667 Shares of its Common Stock at a price of $3.00 per Share on a "best efforts basis". The Offering shall be open for a period of thirty (30) days unless all 246,667 Shares are sold earlier or the Offering is otherwise extended or terminated by Lexon.

     Use of Proceeds. Lexon intends to use the net proceeds of this Offering to pay indebtedness of approximately $250,000 and for general working capital purposes. (See "Use of Proceeds").

     Risk Factors. Investment in the Shares offered hereby is speculative and involves a high degree of risk and immediate dilution and should not be purchased by any investor who cannot afford the loss of the entire investment. Each prospective investor should carefully consider the significant risk factors inherent in and affecting the business of Lexon and this Offering. (See "Risk Factors").

     Summary Financial Information. The financial information set forth below is from the unaudited balance sheet of Lexon appearing elsewhere in this Offering Memorandum. See "Financial Information". Such information should be read in conjunction therewith.


                                                                  As Adjusted
                                           October 31, 1998          for this
     Balance Sheet Data                          (Unaudited)      Offering (1)
                                            ------------------------------------

     Total Assets  .........................       $472,549        $1,044,549
     Total Liabilities......................       $253,736          $253,736
     Working Capital   .....................     $(253,438)          $318,562
     Total Stockholders' Equity.............       $218,813          $790,813

(1) Assumes maximum net proceeds from this Offering of $572,000.

                                 USE OF PROCEEDS

     Lexon estimates the maximum net proceeds of this Offering to be $572,000, after deducting the maximum estimated broker commissions, non-accountable expenses and due diligence fees of $148,000 and the estimated printing, legal and accounting expenses of $20,000. Lexon expects to use the net proceeds of this Offering in substantially the following manner:

                                                                 Amount
                                                          ------------------

Payment of Notes Payable plus Accrued Interest............     $240,000
Payment of Accounts Payable and Accrued Liabilities.......       14,536
Working Capital...........................................      317,464
                                                          ------------------
TOTAL USE OF MAXIMUM NET PROCEEDS.........................     $572,000
                                                          ------------------

     Since the maximum net proceeds of this Offering will be applied over time, the actual expenditure of such proceeds for any purpose could vary significantly from the anticipated expenditures described above. Lexon reserves the right, therefore, to reallocate proceeds among the uses described above, depending upon factors such as the results of Lexon's preliminary engineering evaluation, Lexon's success in developing new products, and technological advances in the industry.


                                      LEXON

     Lexon is a development stage corporation organized in December, 1997 to identify and commercialize proprietary medical biotechnology opportunities.

     Lexon owns the exclusive worldwide license to develop, manufacture and market a test kit for detecting the protein TGF-(beta)4 (ebaf), which allows the early diagnosis of certain types of colon, ovarian and testicular cancers. The test kit, which is being developed for laboratory use, can detect elevated levels of the TGF-(beta)4 (ebaf) protein in a patient's blood, thus avoiding the need for invasive diagnostic procedures.

     The discovery linking the TGF-(beta)4 (ebaf) protein to colon, ovarian and testicular cancers was made by Dr. Siamak Tabibzadeh, M.D., while he was a professor in the Department of Pathology at the University of South Florida ("USF") and an attending pathologist at the Moffitt Cancer Center at USF. Dr. Tabibzadeh is now Chief of Experimental Pathology and Professor in Pathology at North Shore University Hospital in Long Island, New York ("North Shore"), where the test kit is being developed.

     Lexon has exclusive license agreements with the University of South Florida Research Foundation ("USFRF"), which is the exclusive licensor for USF, and with North Shore. The agreements provide for a 5.0% royalty and 0.5% royalty to be paid to the USFRF and North Shore, respectively, from gross receipts from sales of products developed using the protein screening process. The license agreement with USFRF requires minimum annual royalty payments of $75,000 in 2000, $100,000 in 2001, $125,000 in 2002, and $150,000 in 2003 and in each year thereafter for the term of the agreement. The license agreement with North Shore does not require a minimum annual royalty payment. The exclusive license agreements were acquired by Lexon on July 8, 1998 by way of merger with Gentest, Inc.

     TGF-(beta)4 (ebaf) Protein Screening. Cancer is one of the leading causes of death in the general population. A correlation exists between early tumor detection and the survival of the patient. The mortality from cancer can be significantly reduced if tumors are found and treated at an early stage. Many tumors do not produce any clinical signs or symptoms before they reach a considerable size. Therefore, there is a need to discover markers that can identify tumors at an early stage. In all types of cancer, the patient has the best chance of survival if the tumor is detected and removed early.

     Currently, very few markers exist that are useful in the diagnosis of cancerous tumors. Carcinomembryonic antigen (CEA), prostatic specific antigen
(PSA), and carcinoma-125 (CA-125) are among the most widely used tumor markers. However, the expression of CEA or CA-125 is not specific and these proteins are expressed in a variety of conditions not related to cancer. For these reasons, these markers can not be used for mass screening of the general population because of the high number of false positives that would require additional testing to rule out the presence of cancer. For mass screening, there is a need for a specific and sensitive test.

     The TGF-(beta)4 marker is the outgrowth of a discovery of a gene that is the common thread linking a very diverse group of conditions. The gene is called ebaf, for "endometrial bleeding associated factor" and its expression was initially identified by USF researchers in both normal menstrual and abnormal endometrial bleeding. Although the gene was initially called ebaf, a committee on gene nomenclature has now approved the name TGF-(beta)4.

     Because of its specificity of expression, the TGF-(beta)4 (ebaf) protein makes this marker uniquely suited for such mass screening. In addition, the specific expression of the TGF-(beta)4 (ebaf) protein in cancers of colon, ovary and testis could allow precise localization of the tumor.

     Key Personnel. Dr. Siamak Tabibzadeh, M.D., Chief of Experimental Pathology and Professor in Pathology at North Shore, is supervising the development of the cancer screening test kit. He serves as the editor-in chief of the "Frontiers in Bioscience", as a member of the editorial board of Endocrine, and as a referee for several prestigious medical journals. He is the author of 80 published journal articles and has given numerous invited presentations in both the United States and Europe. Dr. Tabibzadeh received his M.D. from Tehran University School of Medicine, where he ranked first in his graduating class. He served a residency in anatomic and clinical pathology at Montefiore Medical Center in New York and held a fellowship in immunopathology at Elmhurst Hospital, Elmhurst, New York and Mount Sinai School of Medicine, New York, NY.

     Licenses, Patents and Proprietary Information. The TGF-(beta)4 (ebaf) protein screening process is owned by the University of South Florida ("USF") and any improvements to the process will be owned by North Shore. Lexon owns exclusive worldwide licenses to manufacture and market test kit products using the process owned by the USF. Improvements to the process will not be owned by Lexon and may not be covered by the existing licenses.

     The Exclusive License Agreements with USF and with North Shore obligates Lexon to pay royalties of 5.0% and 0.5% of gross revenues from the sale of test kits, regardless of whether a patent is issued. A preliminary patent application related to the TGF-(beta)4 (ebaf) protein screening process was filed by the USF with the U.S. Patent and Trademark Office ("USPTO") in 1997, and USF officials have informed Lexon that a U.S. Patent covering the screening process will be issued soon. There is no assurance that a patent will be issued, and even if issued, there is no assurance that a patent will not infringe the rights of others.

     The patent application filed with the USPTO asserted claims related only to the detection of colon cancer. Subsequent to filing the patent application, a series of lectures and papers in which additional claims related to the detection of ovarian and testicular cancer by the protein screening process were made public by the USF. The existence of these additional claims outside the scope of the patent application renders the possibility of obtaining foreign patent protections for claims related to the detection of ovarian and testicular cancers remote. There is no assurance that Lexon will obtain any U.S. or foreign patent protection for any of the claims.

     The filing, prosecution and maintenance of all patent rights regarding the cancer screening process are within the sole discretion of the USF. Lexon has the right to request that USF seek, obtain and maintain such patent and other protection to the extent that USF is lawfully entitled to do so, at Lexon's sole expense. There is no assurance that USF will seek, obtain or maintain such patent and other protection to which it is lawfully entitled. Further, there is no assurance that Lexon will have sufficient working capital to fund USF's efforts in those activities.

     The initial research and development related to the TGF-(beta)4 (ebaf) protein screening process was funded by a grant from the National Institute of Health. The NIH retains certain statutory rights to use any invention that results from its funding without having to pay license fees and royalties. In addition, the NIH is protected from lawsuits and infringement claims. There is no assurance that the interests of the NIH will not materially adversely affect Lexon or its business.

     The lack of U.S. and foreign patent protection for the test kit could result in the manufacturing and sale of test kits copied by competitors who are not be obligated to pay royalties. As a result, these competitors could achieve superior operating margins, which could adversely affect Lexon's ability to compete.

      Marketing. Lexon's management has limited sales and marketing experience, and no assurance is given that Lexon will be able to establish and maintain a significant sales and marketing organization or that a direct sales force, if developed by Lexon, will succeed in promoting Lexon's products to third-party payors, clinical laboratories, healthcare providers and government entities worldwide. Lexon believes that the marketing effort may be a lengthy process, requiring Lexon to educate the worldwide medical community regarding both the clinical utility and cost-effectiveness of Lexon's products.

      Competition. The medical diagnostics and biotechnology industries are subject to intense competition. Lexon's competitors in the United States and abroad may include Roche Diagnostic Systems, Abbott Laboratories, Chiron
Corporation and Gen-Probe Incorporated. Other companies, including large pharmaceutical and biotechnology companies, may enter the market. Lexon's existing and potential competitors may be able to develop technologies that are as effective as, or more effective or easier to interpret, than those offered by Lexon. Many of Lexon's existing and potential competitors have substantially greater financial, marketing, sales, manufacturing, distribution and technological resources than Lexon. There is no assurance that Lexon will be able to successfully compete.

     Manufacturing. Lexon has no commercial-scale manufacturing experience and capabilities of medical products. It is anticipated that Lexon's products will initially be manufactured by FDA approved manufacturers.

     Employees. As of October 31, 1998, Lexon employed 4 persons. Lexon's employees do not receive compensation for their services.

      Offices. To date, Lexon's principal offices at 8908 South Yale, Suite 409, Tulsa, Oklahoma have been provided free of charge by Lexon's officers. Upon completion of this Offering, Lexon will pay approximately $900 per month and general operating expenses will be equitably allocated.

      Litigation.  Lexon is not involved in any litigation.


                         MARKET AND INDUSTRY INFORMATION

     Government Regulation and FDA Approval Process. Regulation by governmental authorities in the United States and other countries could be a significant factor in ongoing research and product development activities. Lexon's diagnostic products may require regulatory approval by governmental agencies prior to commercialization. However, it is now believed that the sale of the cancer screening test kits to medical laboratories will not require FDA or other governmental approvals. Various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, recordkeeping and marketing of such products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. Any failure by Lexon to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect Lexon.

     The levels of revenues and profitability of Lexon may be affected by the continuing efforts of government and third party payors to contain or reduce the costs of healthcare through various means. There have been, and Lexon expects that there will continue to be, a number of federal and state proposals to control pricing or profitability of therapeutic and other products. While Lexon cannot predict whether any such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on Lexon.

     Management believes that the cancer screening test kits used by medical laboratories do not require FDA or other approvals. A test kit for home use, if developed, it is believed, would require FDA approvals. It is not the intent of Lexon to develop a home test kit.

     International Sales. International sales are subject to foreign government regulation, the requirements of which vary substantially from country to country. The time required to obtain foreign approval may be longer or shorter than that required for FDA approval and the requirements may substantially differ. Lexon must obtain the "CE" mark prior to engaging in sales within the Eurpoean Economic Union of certain medical devices. During this process, the sponsor must also demonstrate compliance with ISO manufacturing and quality requirements.

     The introduction of Lexon's developmental stage test products in foreign markets will also subject Lexon to foreign regulatory clearances, which may impose additional costs and burdens. International sales of medical devices are subject to the regulatory requirements of each country. The regulatory review process varies from country to country and many countries also impose product standards, packaging requirements, labeling requirements and import restrictions on devices. In addition, each country has its own tariff regulations, duties and tax requirements.

     Reimbursement. In the United States and elsewhere, sales of diagnostic, therapeutic and other pharmaceutical products are dependent, in part, on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. There is no assurance that any of Lexon's products will be considered cost effective and that reimbursement to the consumer will be available, or will be sufficient to allow Lexon to sell its products on a competitive and profitable basis.


                                    DILUTION

     Dilution is the difference between the purchase price paid by the investors for their Shares and the net tangible book value of the shares after the Offering. The net tangible book value of a security is equal to Lexon's tangible net worth (tangible assets minus total liabilities) divided by the number of Shares of the security outstanding. The following table illustrates the dilution on a per share basis of Lexon's Common Stock:

                                                              Amount
                                                    ---------------------------

Sale price per Share................................                     $3.00
Net tangible book value before offering.............                    $(0.04)
Increase to present shareholders in net tangible book value
       attributable to sale of Shares offered.......                     $0.16
Pro forma net tangible book value after offering....                     $0.13
     Dilution to new investors......................                     $2.87

     The following table shows the number of Shares acquired from Lexon, the aggregate consideration paid by the existing shareholders and new Shareholders in this Offering:

                            Shares     Percentage      Aggregate   Percentage of
                     Acquired from      of Shares  Consideration   Consideration
                           Company  Held by Group       Paid for         Paid by
                                                          Shares           Group
                ----------------------------------------------------------------

Existing Shareholders ...6,125,205         96.1%        $255,410           25.7%
New Shareholders ..........246,667          3.9%        $740,000           74.3%
                ----------------------------------------------------------------

Total  ..................6,371,872        100.0%        $995,410          100.0%
                ----------------------------------------------------------------


                             DIRECTORS AND OFFICERS

     The following table identifies the directors and officers of Lexon and sets forth their respective ages and areas of expertise:

                Name                 Age                  Expertise

Gifford M. Mabie.....................57       President, CEO and Director
Rhonda R. Vincent....................34       Vice President, Secretary,
                                                  Treasurer and  Director
Frederick K. Slicker.................55       Vice President and General Counsel

     Set forth below is a description of the backgrounds of the directors and management of Lexon:

     Gifford M. Mabie, age 57, is President, CEO and a Director of Lexon. Mr. Mabie is also President, CEO and a Director of Maxxon, Inc. (OTCBB: MXON), a development stage company co-founded by Mr. Mabie in 1996 to develop and commercialize a patented disposable safety syringe. From 1982 to 1994, Mr. Mabie was Senior Vice President of CIS Technologies, Inc. (NASD: CISI), a leading healthcare information company that was purchased by National Data Corporation (NYSE: NDC) in 1996. As one of the founders of CIS, Mr. Mabie was instrumental in raising over $40 million in capital that funded acquisitions and new product development. As a result, that company's revenues grew from $105,000 in 1987 to over $40 million in 1995. Prior to CIS, Mr. Mabie was with Honeywell Information Systems, Inc., where he ranked as one of its top five salesmen worldwide. Prior to joining Honeywell, he was corporate controller with W.B. Dunavant & Company, one of the world's largest cotton brokers. He holds degrees in accounting and economics from Memphis State University and served for eight years in the United States Navy.

     Rhonda R. Vincent, age 34, is Vice President, Secretary, Treasurer and Director of Lexon. Ms. Vincent is also Vice President, Secretary, Treasurer and Director of Maxxon, Inc. (OTCBB: MXON), a development stage company co-founded by Ms. Vincent in 1996 to develop and commercialize a patented disposable safety syringe. From 1994 to 1997, Ms. Vincent was Vice President, Secretary, Treasurer and Director of Corporate Vision, Inc. (OTCBB: CVIA), a multimedia software development company. For five years prior to founding Corporate Vision, Ms. Vincent held various accounting, finance and investor relations positions with CIS Technologies, Inc. (NASD: CISI), a leading healthcare information processing company that was purchased by National Data Corporation (NYSE: NDC) in 1996. She began her career as an audit associate with the public accounting firm of Coopers & Lybrand. Ms. Vincent is a Certified Public Accountant and holds a Bachelor of Science degree in accounting from Oral Roberts University.

     Frederick K. Slicker, age 55, is Vice President and General Counsel for Lexon. He has practiced law for 30 years, primarily in the areas of mergers and acquisitions, securities law compliance and general business. He holds a Juris Doctorate with the highest distinction from the University of Kansas and an LLM from Harvard Law School. In addition to his employment by Lexon, he continues to practice law for third-party clients, including Maxxon, Inc.

     Board of Directors. There are two directors of Lexon. The authorized maximum number of directors is seven. Lexon's directors hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Lexon's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Compensation of Directors. To date, no director's fees have been paid, however, directors who are not employees of Lexon may be paid reasonable fees and may be granted stock options for serving as directors in the future. Directors of Lexon who are also employees of Lexon will not receive any additional compensation for their services as directors.

     Compensation of Management. Members of Lexon's management receive no compensation for their services. There are no written employment agreements.

     Conflicts of Interest. Members of Lexon's management are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest inherent in their acting as officers and directors of Lexon. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote no more than 50% of its time to Lexon's affairs.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning the ownership of Common Stock of the officers, directors and shareholders owning 10% or more of the outstanding Common Stock of Lexon as of the date of this Offering
Memorandum:

                             Relationship to                      Percentage of
                                  Company     Shares Owned            Shares
                           -----------------------------------------------------
Prior to the Offering
Gifford Mabie.......... Officer, Director          600,000              9.8%
Rhonda Vincent......... Officer, Director          600,000              9.8%
Frederick Slicker......           Officer          600,000              9.8%
                                             -----------------------------------
Officers  and  Directors  as  a  group  (3
persons)................                         1,800,000             29.4%

UTEK Corporation........Beneficial Owner         1,000,000             16.3%
                                             -----------------------------------
Officers, Directors and Beneficial Owners.       2,800,000             45.7%
                                             -----------------------------------
Total  Shares  Outstanding  prior  to  the
Offering..................................       6,125,205
                                             -----------------

After the Offering (Maximum Sold)
Gifford Mabie...........Officer, Director         600,000              9.4%
Rhonda Vincent..........Officer, Director         600,000              9.4%
Frederick Slicker ......Officer                   600,000              9.4%
                                             -----------------------------------
Officers  and  Directors  as  a  group  (3      1,800,000             28.2%
persons)..................................

UTEK Corporation........Beneficial Owner        1,000,000             15.7%
                                             -----------------------------------
Officers, Directors and Beneficial Owners.      2,800,000             43.9%
                                             -----------------------------------
Total   Shares   Outstanding   after   the
Offering..................................      6,371,872
                                             -----------------

     At October 31, 1998, Lexon had outstanding options to purchase 580,000 Shares of its Common Stock at $1.20 per share to Dr. Tabibzadeh (50,000 Shares), to certain officers (230,000 Shares) , and to certain consultants (300,000 Shares). The options expire ten years from the date of grant if not sooner exercised. The exercise price was determined by the Board of Directors to be the fair market value at the time the options were granted.


                            DESCRIPTION OF SECURITIES

     Lexon is authorized to issue 45,000,000 shares of Common Stock, par value $0.001 per share, of which 6,125,205 shares are presently outstanding. Lexon is also authorized to issue 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which there are no shares presently outstanding. There is no present intent to issue any Preferred Stock. Upon completion of this Offering, up to 6,371,872 shares of Lexon Common Stock will be outstanding. All Shares of Common Stock are, and all the Shares offered by Lexon hereby will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding shares of Common Stock may take action by written consent without a meeting.

     Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors. To date, Lexon has not paid cash dividends on its Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available therefor. Lexon intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Lexon's financial condition and such other factors as the Board of Directors may consider.

     Liquidation Rights. Upon any liquidation, dissolution or winding up of Lexon, holders of shares of Common Stock are entitled to receive pro rata all of the assets of Lexon available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Lexon's Preferred Stock.

     Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Lexon.


                              PLAN OF DISTRIBUTION

     The subscription period commences November 6, 1998, and will terminate on December 31, 1998, unless extended by Lexon. Funds from the sale of Shares will be made immediately available to Lexon. Subscriptions will be accepted until the expiration of the offering period or until a maximum of 246,667 Shares are sold, whichever occurs first. Additional subscriptions will not be accepted by Lexon after the Offering is fully subscribed.

     No commissions will be paid in connection with sales made directly by the officers and directors of Lexon. Brokers participating in the distribution of the Shares will offer the Shares only to investors who represent to Lexon that they meet proper suitability requirements and that investment in Common Stock is proper for them. Lexon will pay a commission to brokers up to 10% of the proceeds of the sale of the Shares. In addition, Lexon will pay brokers a due diligence fee and a non-accountable expense allowance of up to 4% of the gross proceeds and up to 6% of the gross proceeds, respectively.

     Some offerees may utilize a purchaser representative in the evaluation of the merits and risks of an investment in the Shares. Any such representative must comply with the requirements of Regulation D under the Securities Act of 1933 and with applicable state securities laws. Neither Lexon, nor any officer or any director of Lexon will pay any fees or commissions to, or pay any charges for the services rendered by, any purchaser's representative unless the purchaser's representative is a registered broker-dealer entitled to receive the commissions.

     Shares issued to non-affiliates of Lexon in a valid Rule 504 offering purchase are shares that may be resold without federal registration or other federal transfer restrictions. Applicable state laws may require registration before any resales are made from certain states. If the Offering does not qualify under Rule 504, resale of the Shares will be restricted indefinitely. There is no assurance that this Offering will qualify under Rule 504.

                             ADDITIONAL INFORMATION

     Lexon intends to furnish its shareholders with annual reports containing audited financial information, reported upon by independent public accountants.

     Each purchaser of Shares, prior to such purchase, is entitled to ask questions of Lexon and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which Lexon possesses that is necessary for the purchaser to verify the accuracy of the information furnished in this Offering Memorandum.

     Lexon will make reasonable efforts to furnish to any qualified prospective investor, or the prospective investor's authorized representative, any additional information or opportunity for inquiry concerning the terms and conditions of this Offering, including information requested to verify the accuracy of the information contained in this Offering Memorandum or otherwise furnish the prospective investor or the prospective investor's representative, to the extent Lexon possesses the information or can obtain it without undue effort or expense. Prospective investors requiring additional information may contact Gifford Mabie, President of Lexon, at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137, telephone (918) 492-4125.

                              FINANCIAL INFORMATION

                                   LEXON, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                October 31, 1998
                                   (Unaudited)

                                                   Prior to the       After the
                                                       Offering        Offering

Assets
Current Assets
Cash ................................................$       299    $   572,299

Other Assets
License Agreement ...................................    161,000        161,000
Gentest Merger ......................................    311,250        311,250
                                                       ----------   ------------
Total Other Assets ..................................    472,250        472,250

Total Assets ........................................$   472,549    $ 1,044,549
                                                       ----------   ------------

Liabilities
Current Liabilities
Accounts Payable and Accrued Liabilities ............$    14,536    $    14,536
Notes Payable to Related Parties (Principal Balance)     230,000        230,000
Accrued Interest on Notes Payable to Related Parties       9,200          9,200
                                                       ----------   ------------
                                                        $253,736    $   253,736
                                                       ----------   ------------

Stockholders' Equity
Preferred stock, $0.001 par value,
5,000,000 Shares authorized .........................          0              0
Common stock,  $0.001 par value,
45,000,000 Shares authorized,
6,125,205 Shares issued and outstanding
prior to the Offering and 6,371,872
Shares issued and outstanding after
the Offering .......................................       6,125          6,372
Paid in Capital ....................................     229,245        800,998
Retained Earnings ..................................     (16,557)       (16,557)
                                                       ----------   ------------
                                                         218,813        790,813
                                                       ----------   ------------

Total Liabilities and Stockholders' Equity ......... $   472,549    $ 1,044,549
                                                       ----------   ------------

     The accompanying notes are an integral part of the financial statements

                                   LEXON, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                October 31, 1998
                                   (Unaudited)

                                                         Before the   After the
                                                           Offering    Offering
                                                         ----------   ----------

Revenue ...............................................    $      0    $      0

Expenses
    Interest Expense ..................................       9,200       9,200
    Office ............................................       1,062       1,062
    Printing ..........................................       2,107       2,107
    Transfer Agent ....................................       1,021       1,021
    Travel ............................................       3,167       3,167
                                                            --------    --------
                                                             16,557      16,557
                                                            --------    --------

Net Income ............................................    $(16,557)   $(16,557)
                                                            --------    --------

Earnings per Share ....................................    $   0.00    $   0.00
                                                            --------    --------

     The accompanying notes are an integral part of the financial statements

                                   LEXON, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                October 31, 1998
                                   (Unaudited)

                                                        Before the    After the
                                                          Offering     Offering
                                                         ---------    ---------
Operating Activities
   Net Loss ...........................................  $ (16,557)
   Change in Accounts Payable .........................      2,139
   Change in Interest Payable .........................      9,200
   Change in Other Payables ...........................     12,397
                                                         ---------    ---------

      Total Operating Activities ......................  $   7,179
                                                         ---------    ---------

Investing Activities
   Initial License Fee ................................   (100,000)
   Sponsored Research Contract ........................   (311,250)
   Consulting Fee .....................................    (60,000)
                                                         ---------    ---------

       Total Investing Activities .....................  $(471,250)
                                                         ---------    ---------

Financing Activities
   Sale of Common Stock before this Offering ..........  $ 255,410
   Sale of Common Stock in this Offering ..............          0    $ 740,000
       Less:  Estimated Broker Commissions ............          0     (148,000)
       Less:  Estimated Offering Expenses .............    (21,040)     (20,000)
   Loans from Officers ................................  $ 230,000            0
                                                         ---------    ---------
       Total Financing Activities .....................  $ 464,370    $ 572,000
                                                         ---------    ---------

Net Increase in Cash ..................................  $     299    $ 572,000
Cash at Beginning of Period ...........................          0          299
                                                         ---------    ---------

Cash at End of Period .................................  $     299    $ 572,299
                                                         ---------    ---------


Schedule of Non-Cash Financing and
Investing Activities
   Common Stock Issued in Gentest Merger ..............  $   1,000
                                                         ---------    ---------

     The accompanying notes are an integral part of the financial statements

                                   LEXON, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                October 31, 1998
                                   (Unaudited)


Note 1-  Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations
      Lexon, Inc. ("Lexon" or "the Company") is a development stage corporation that has the exclusive worldwide license to develop, manufacture, obtain FDA approval for, if required, and market a cancer screening test kit for detecting the protein TGF-B4 (ebaf), which allows for early, non-invasive diagnosis of certain types of colon, ovarian and testicular cancers.

Development Stage Operations
     The Company was incorporated on December 16, 1997 under the laws of the state of Oklahoma. Since inception, the Company's primary focus has been raising capital. The Company had no income or expenses during the period ended July 31, 1998.

Cash and Cash Equivalents
     The Company considers highly liquid investments with maturities of three months or less to be cash equivalents.

Income Taxes
     The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Use of Estimates
     The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year End
      The Company's fiscal year ends on December 31.

Note 2- Gentest Merger

     On July 8, 1998, the Company completed its merger with Gentest, Inc., a Florida corporation ("Gentest"). Gentest had the exclusive worldwide license to develop, manufacture, obtain FDA approval for, and market the cancer screening test kits for detecting certain types of colon, ovarian and testicular cancers.

     Under the terms of the Agreement and Plan of Merger, the Company issued to UTEK Corporation ("UTEK"), the sole shareholder of Gentest, 1,000,000 shares of Common Stock of the Company. Gentest ceased to exist by reason of the merger, and the assets and liabilities of Gentest, including those rights and obligations associated with the exclusive License Agreement and the Sponsored Research Agreement, became assets and liabilities of Lexon. The obligations of Gentest were to pay $105,000 for the exclusive license, $311,250 to develop the test kit and $55,000 for services rendered in connection with securing the agreements. The obligations were paid in full on July 8, 1998. The Gentest merger was accounted for as a purchase. The purchase price of $1,000 was based on the number of shares issued at par value of $0.001 per share.

Note 3- Exclusive License

     On July 8, 1998, the Company paid $100,000 to the University of South Florida Research Foundation ("USFRF") and $5,000 to North Shore University Hospital Research Foundation ("North Shore") for the exclusive worldwide license to develop and market the cancer screening test kits. In addition, the Company paid $55,000 to UTEK for services rendered in connection with securing the license agreements. The exclusive license is amortized over 17 years using the straight-line method.

Note 4- Sponsored Research Contract

     On July 8, 1998, the Company paid $311,250 to North Shore under the terms of a Sponsored Research Contract to develop the cancer screening test kits. The contract specifies a 24 month development period with costs not to exceed $311,250. The Sponsored Research Agreement is amortized over 2 years using the straight-line method.

Note 5- Notes Payable

     On July 1, 1998, the Company borrowed a total of $230,000, of which $170,000 was from two of its officers and $60,000 was from a shareholder. The Company executed notes payable which are due December 31, 1998 and bear interest of 12% per year. The notes are unsecured obligations of the Company.

Note 6- Commitments and Contingencies

Future Royalty Obligations Under Exclusive License Agreement
     In connection with the exclusive license agreement, the Company agreed to pay to the USFRF a royalty equal to the greater of (a) five percent (5%) of revenue from the sale of products based on the concept for the diagnosis of selected adenocarcinomas and any additions, extensions and improvements thereto or (b) zero (0) dollars for the first twenty-four (24) months; $75,000 at the end of year three (3); $100,000 at the end of year four (4); $125,000 at the end of year five (5); $150,000 at the end of year six (6) and for each successive year thereafter during the term of the exclusive license agreement. The royalty obligation will expire after the longer of twenty (20) years or the expiration of the last to expire patent that covers the licensed intellectual property. The Company also agreed to pay to North Shore a royalty equal to one-half percent (0.5%) of revenue from the sale of such products and ten percent (10%) of any consideration received by the Company from granting sublicenses.

Note 7- Common Stock and Paid in Capital

     Under the terms of an offering dated April 1, 1998, the Company offered up to 5,000,000 shares of its common stock at par value, pursuant to an exemption from registration under Rule 504 of Regulation D of the Securities Act of 1933, as amended. Of the 5,000,000 shares sold, 1,800,000 shares were purchased by officers and directors of the Company.

     Under the terms of an offering dated May 18, 1998, the Company offered up to 497,500 shares of its common stock at $2.00 per share, pursuant to an exemption from registration under Rule 504 of Regulation D of the Securities Act of 1933, as amended. On June 18, 1998, the Offering was extended until July 31, 1998. On July 31, 1998, the Offering was closed. In connection with the Offering, the Company sold 125,205 shares at $2.00 per share ($250,410) for cash and incurred Offering expenses of approximately $21,000.

     On July 8, 1998, the Company issued 1,000,000 shares of its Common Stock to UTEK Corporation in connection with the Gentest merger.

Note 8- Common Stock Options

     At October 31, 1998, Lexon had outstanding options to purchase 580,000 Shares of its Common Stock at $1.20 per share to Dr. Tabibzadeh (50,000 Shares), to certain officers (230,000 Shares), and to certain consultants (300,000 Shares). The options expire ten years from the date of grant if not sooner exercised. The exercise price was determined by the Board of Directors to be the fair market value at the time the options were granted.

                                  RISK FACTORS

     This Offering is speculative and involves a high degree of risk. An investment in the Shares offered herein should not be made by persons who cannot afford the loss of their entire investment. Some risk factors are listed below:

1. No Operating History. Lexon was organized in December, 1997 and has no operating history. Lexon has no marketable products and minimal assets at this time. There is no assurance that Lexon will be able to develop, manufacture or market any products successfully, generate net revenue from the sale of any products, or achieve or maintain profitable operations.

2. Product Not Developed. Lexon faces all the risks associated with the development of a new, speculative business. Lexon has no products and limited assets at this time, and will be subject to numerous risks, expenses, and difficulties typically encountered in the development of new medical diagnostic tests. The business of Lexon will depend upon the development of the cancer screening test kit to detect the presence of the TGF-(beta)4 (ebaf) protein and upon the approval by the FDA, if required, of the test kit. There is no assurance that Lexon's activities will be successful or profitable or that the FDA will approve the test kit, if such approval is required. While management has been advised that the detection of the TGF-(beta)4 (ebaf) protein confirms a cancer diagnosis with a high degree of probability, management has not independently verified the accuracy of this statement. No assurance is given that the presence of TGF-(beta)4 (ebaf) is an accurate predictor of cancer.

3. Lexon Does Not Own the Protein Screening Process and Will Not Own Any Improvements Thereto. Certain proprietary rights in the TGF-(beta)4 (ebaf) protein screening process are owned by USF and some will be owned by North Shore. By way of merger with Gentest, Inc., Lexon owns the exclusive worldwide licenses to manufacture and market test kit products developed using the process. Any improvements to the process will remain the property of the USF or North Shore. There is no assurance that competing products will not be developed or that improvements to the current screening process will be available to Lexon.

4. Patentability of Protein Screening Process is Uncertain. A patent application related to the TGF-(beta)4 (ebaf) protein screening process was filed by USF with the U.S. Patent and Trademark Office ("USPTO") in 1997. Officials at USF have advised Lexon that USF has been advised verbally that a U.S. Patent covering the cancer screening process will be issued before December 31, 1998. Even if a patent is issued, the scope of the patent is unknown at this time. There is no assurance that a patent, if issued, will not infringe on the rights of others.

5. Foreign Patent Protections for Ovarian and Testicular Cancer Detection Claims is Remote. The patent application filed with the USPTO disclosed the detection of colon cancer, but not detection of ovarian or testicular cancer. Subsequent to filing the provisional patent application, a series of lectures and papers in which additional disclosures related to the detection of ovarian and testicular cancer by the protein screening process were made public by the USF. The existence of these additional disclosures outside the scope of the provisional patent application renders the possibility of obtaining foreign patent protections for claims related to the detection of ovarian and testicular cancers remote. There is no assurance that Lexon will obtain any foreign patent protection for any of the claims.

6. Filing, Prosecution and Maintenance of Patents Are Within the Sole Discretion of the USF. The filing, prosecution and maintenance of all patent rights are within the sole discretion of the USF. Lexon has the right to request that the USF seek, obtain and maintain such patent and other protection to the extent that USF is lawfully entitled to do so, at Lexon's sole expense. There is no assurance that USF will seek, obtain or maintain such patent and other protection to which it is lawfully entitled. Further, there is no assurance that Lexon will have sufficient working capital to fund USF's efforts in those activities, if requested.

7. Rights and Interests of the National Institute of Health are Unknown. The initial research and development related to the TGF-(beta)4 (ebaf) protein screening process was funded by a grant from the National Institute of Health ("NIH"). The NIH retains certain statutory rights to use any invention that results from its funding without having to pay license fees and royalties. In addition, the NIH is protected from lawsuits and infringement claims. There is no assurance that the interests of the NIH will not materially adversely affect Lexon or its business.

8. License Agreement Obligates Company to Pay Royalties Regardless of Patent Issuance. The Licensing Agreement with the USF obligates Lexon to pay royalties of 5% of gross revenues from the sale of test kits, with minimum royalty payments of between $75,000 and $150,000 per year for each year beginning in 2000 and continuing for the term of the license agreement, regardless of whether a patent is issued. There is no assurance that Lexon will have sufficient working capital to make such payments.

9. Lack of US and Foreign Patent Protection Could Adversely Affect Lexon's Ability to Compete. At least some aspects of the process and detection methods have been published by the USF or the inventors and are now available to the public and to competitors. The lack of U.S. and foreign patent protection for the test kit could result in the manufacture and sale of test kits copied by competitors who are not obligated to pay royalties. As a result, these competitors could achieve superior operating margins, which could adversely affect Lexon's ability to compete.

10. Cost to Develop Test Kits Could Exceed Agreed Upon Amount. The Sponsored Research Agreement with North Shore states that the cost to develop the test kits shall not exceed $311,250. There is no assurance that the cost to develop the test kits will not exceed this amount. Furthermore, there is no assurance that Lexon will have the capital necessary to fund any cost overruns.

11. Need for Additional Capital. Lexon is dependent on the maximum proceeds of the Offering described herein to acquire Gentest and to continue its business plan. Additional capital will be required to field test the screening kit, file and process applications for governmental approval, develop models, identify manufacturers to mass produce the test kits, and to advertise, ship and collect for products sold and any other costs. Lexon intends to pursue additional financing. However, there is no assurance that any additional capital needed will be available to Lexon on acceptable terms when needed, if at all. Any additional capital may involve substantial dilution to the interests of Lexon's then existing stockholders.

12. Government Regulation. Lexon's activities and products may require regulatory approval in the United States, Canada and in a number of foreign countries. The process of obtaining these approvals, if required, will be time consuming and costly. Changes in the regulations for Lexon's products could adversely impact operations, affecting profitability or competitive advantages. There is no assurance that governmental approvals will be obtained.

13. Acceptance by Medical Professionals. Inherent to the successful marketing of Lexon's cancer screening test kit is the acceptance of the product by medical professionals. There is no assurance that the product will be accepted.

14. Competition. The diagnostic segment of the medical industry is intensely competitive and composed of large and well financed firms, including pharmaceutical, biotechnology, and consumer goods companies, as well as universities and other research institutions that are constantly developing or acquiring rights to new products. Moreover, competing products may be accepted by consumers who may be slow to change to the use of alternative products. Some competitors have established distribution networks and sufficient marketing resources to resist attempts to dislodge use of their products. In addition, there is no assurance that one or more competitors will not develop or manufacture products that are more effective or better accepted than those which Lexon seeks to commercialize. There is no assurance that Lexon will be able to compete successfully or profitably.

15. Dependence Upon Key Personnel. Lexon is dependent upon the services of Dr. Tabibzedah, co-discoverer of the TGF-(beta)4 (ebaf) protein screening process, to oversee the development of the cancer test kit. The loss of the services of Dr. Tabibzedah and the inability to retain an acceptable substitute could have a material adverse effect on Lexon. Lexon is also dependent upon the services of its officers. The loss of the services of these key personnel or the inability to retain such experienced personnel could have a material adverse effect on Lexon. There is no assurance that replacement of key personnel will be possible.

16. Limited Experience of Management and Potential Conflicts of Interest. The officers of Lexon have had limited experience in the medical products industry. In addition, members of Lexon's management are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest in their acting as officers and directors of Lexon. Management estimates that not more than 50% of their time will be devoted to Lexon's activities (See "Conflicts of Interest").

17. Concentration of Ownership. As of the date of this Offering Memorandum, the directors and executive officers of Lexon, as a group, owned or controlled 29.4% of the outstanding Common Stock of Lexon. The officers, directors and beneficial owners, as a group, owned or controlled 45.7% of the outstanding Common Stock of Lexon. After this Offering, if the maximum is sold, the directors and executive officers, as a group, will own or control 28.2% of the outstanding Common Stock of Lexon. After this Offering, if the maximum is sold, the directors, executive officers and beneficial owners, as a group, will own or control 43.9% of the outstanding Common Stock of Lexon.

18. Broad Discretion in Application of Proceeds. Approximately $250,000 of the net proceeds of this Offering will be used to repay loans, including interest and to pay other liabilities of Lexon. Any remaining proceeds are intended for general working capital purposes. Lexon will have broad discretion as to the application of such proceeds. There is no assurance that the required funds will be available when needed.

19. Arbitrary Offering Price. The offering price of the Shares has been arbitrarily determined by Lexon. There is no relationship between the offering price and Lexon's assets, book value, net worth, or any other economic or recognized criterion of value. There is no assurance that this Offering will be successful or that Lexon will raise sufficient funds to complete the Gentest merger.

20. Dilution. Investors participating in this Offering will incur substantial dilution as it relates to the resulting net tangible book value of Lexon's capital stock after the completion of the Offering.

21. Compliance with State and Federal Securities Laws. It is intended that this Offering will qualify for exemption from federal registration under Rule 504 of SEC Regulation D. There is no assurance that the Offering presently qualifies or will continue to qualify under exemptions from registration provided by the Securities Act of 1933 (the "Act") or applicable state securities laws due to, among other things, the adequacy of disclosure, the manner of distribution of the Offering or the retroactive change or interpretation of any applicable securities laws or regulations. Even if the Offering is exempt from registration under federal law, registration may be required for sales and resales of the Shares under applicable state laws. If, and to the extent that, suits for rescission are brought and successfully concluded for failure to register this Offering under applicable securities laws, or for acts or omissions constituting certain prohibited practices under state or federal securities laws, the capital and assets of Lexon could be materially adversely affected, which could jeopardize the ability of Lexon to operate successfully thereafter.

22. No Trading Market for Common Stock. Lexon's Common Stock is eligible for trading in the Over the Counter Market under the symbol "LXXN." Although Lexon intends to pursue developing a liquid market as soon as practicable, there is no assurance that such liquid market will develop, or if such a market develops, that it will be maintained. Holders of the Shares of Common Stock may, therefore, have difficulty in selling their stock should they desire to do so. Investors must be able to lose their entire investment in their Shares of Common Stock.

23. No Dividends. Lexon has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future.

                             SUBSCRIPTION AGREEMENT
                                  Lexon, Inc.
                        8908 South Yale Avenue, Suite 409
                              Tulsa, Oklahoma 74137
                   Telephone (918) 492-4125 Fax (918) 492-2560


         The undersigned subscriber ("Subscriber") hereby subscribes to and agrees to purchase __________ Shares ("Shares") of Lexon, Inc. Common Stock, $0.001 par value, for $3.00 per Share.

  1.  General Information Concerning Lexon and the Offering.

     (A) Subscriber has received a copy of the Private Offering Memorandum dated November 6, 1998.

     (B) Subscriber understands that the business plans described in the Private Offering Memorandum dated November 6, 1998 assumes the successful completion of the funding transactions described therein, none of which may occur.

  2.  Status of Investor.  (Check all that apply)

         Accredited Investor
         Subscriber is an "accredited investor" as defined by SEC Rule 501(a), by reason of being (check one):

     ----A natural person who has a net worth (together with my spouse) of more than $1,000,000; or

     ----A natural person who had income in excess of $200,000 ($300,000 jointly with my spouse) in each of the last two (2) years and a reasonable expectation of earning the same income level this year; or

     ----As otherwise specified in SEC Rule 501(a).

         Non-Accredited Investor
     ----Subscriber does not meet the requirements as an accredited investor.

  3. Subscriber's Investment Experience. Subscriber represents and warrants to Lexon that:

         (A) Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Shares; and

         (B) Subscriber is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares.

4. Subscriber's Investment Representations. Subscriber represents and warrants to Lexon that:

         (A) The acquisition of the Shares by Subscriber is for Subscriber's own account and is for investment; and

         (B) Subscriber has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the Shares; and

         (C) All information that Subscriber has supplied to Lexon in connection with Subscriber's subscription to purchase the Shares is true and correct.

  5. Subscriber's Understanding Concerning Lexon. Subscriber represents and warrants to Lexon that:

          (A) Subscriber understands that an investment in the Shares involves a very high degree of risk; and

         (B) Subscriber acknowledges that Lexon is a development stage company having been incorporated in December, 1997, and that Lexon has no prior business or financial experience; and

         (C) Subscriber has conducted all investigations and due diligence concerning Lexon and the Shares which Subscriber deems appropriate, and Subscriber has found all such information obtained fully acceptable; and

         (D)  Subscriber  is  knowledgeable   about  the  prospects,   business,
         financial condition and operations of Lexon; and

         (E) Subscriber has had an opportunity to ask questions of the officers and directors of Lexon concerning the Shares and the business and financial condition of and prospects for Lexon, and the officers and directors of Lexon have adequately answered all questions asked and made all relevant information available to Subscriber, including all relevant books and records of Lexon; and

         (F) Subscriber understands that success of Lexon is dependent upon receipt of the maximum of $740,000 from the sale of the Shares; and

         (G) Subscriber understands that no market exists for the Shares and that there is no assurance that a market will exist in the future.

  6. Compliance with Securities Laws. Subscriber understands and agrees that federal and state securities laws may impose restrictions and limitations applicable to the purchase, sale, resale and distribution of the Shares.

  7. Indemnification. Subscriber agrees that Lexon has relied on the accuracy of the statements of Subscriber set forth herein and otherwise. Subscriber agrees to defend and indemnify Lexon and its officers, directors, controlling persons, accountants, attorneys and agents representing Lexon, and to hold all and each of them harmless from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees and expenses, which they or any of them incurs by reason of any alleged misrepresentation made by or on behalf of Subscriber, any alleged breach by Subscriber of the representations and warranties made by Subscriber herein, any alleged failure by Subscriber to fulfill any of the covenants and agreements of Subscriber set forth herein and any alleged violation of applicable securities law by Subscriber.

  8. Survival. All representations, warranties and covenants contained in this Subscription Agreement, including without limitation, the indemnification provisions hereof, shall survive the acceptance by Lexon of this Subscription Agreement and the delivery of the Common Stock to Subscriber. Subscriber acknowledges and agrees that this Subscription Agreement shall survive the death or disability of Subscriber.

  9. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

SUBSCRIBER
    This   Subscription   Agreement  has  been  executed  for  the  purchase  of
___________ Shares of Lexon, Inc. Common Stock, $0.001 par value, for $3.00 per share by Subscriber this _____ day of _________, 1998.

                    Please make check payable to: Lexon, Inc.

                  FOR INDIVIDUALS                       FOR CORPORATE & OTHER

Signature(s):                               Signature
                  ------------------                    ------------------------
                                                   By:
                  ------------------                    ------------------------
  (Second  signature  only  if  shares                  (Print name and title)
           held jointly)

     Please Register Shares as Follows:       Please Register Shares as Follows:
Name:                                            Name:
                  ------------------                    ------------------------
Address:                                      Address:
                  ------------------                    ------------------------
City/State:                                City/State:
                  ------------------                    ------------------------
Zip Code:                                    Zip Code:
                  ------------------                    ------------------------
Tax ID No.:                                Tax ID No.:
                  ------------------                    ------------------------
Phone:                                          Phone
                  ------------------                    ------------------------
Fax:                                              Fax:
                  ------------------                    ------------------------

 Note: If Shares are jointly held, please designate the following (circle one):

          Joint Tenants with Right of Survivorship OR Tenants in Common



Lexon, Inc.
8908 South Yale Avenue, Suite 409
Tulsa, Oklahoma  74137
Telephone  (918) 492-4125
Fax  (918) 492-2560



By:  ____________________________________
       Rhonda R. Vincent
      Vice President, Secretary and Treasurer

Agreed and accepted, effective this _____ day of _____________, 1998.


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